EXHIBIT 2:

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 10, 2002, relating to the Financial Statements of Mass Megawatts Wind Power, Inc., which appears in Mass Megawatts Wind Power Inc. Annual Report on Form 10KSB/A for the year ended 4/30/02.



Pender  Newkirk  &  Company
Certified  Public  Accountants
Tampa,  Florida
April 28, 2003


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